                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           HAWAIIAN NATURAL WATER COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                      HAWAIIAN NATURAL WATER COMPANY, INC.
                               248 MOKAUEA STREET
                             HONOLULU, HAWAII 96819

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 17, 1999

                            ------------------------

To the Stockholders of

  Hawaiian Natural Water Company, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii corporation (the "Company"), will be held on Thursday, June 17, 1999, at 10:00 a.m., local time, at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii 96814 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the issuance of an indeterminate number of shares of Common Stock issuable upon conversion of, or as dividends on, the Company's outstanding Series A Convertible Preferred Stock.

    3. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 30, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Brian Barbata
                                          SECRETARY


Honolulu Hawaii
May 24, 1999


    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOP (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                      HAWAIIAN NATURAL WATER COMPANY, INC.
                               248 MOKAUEA STREET
                             HONOLULU, HAWAII 96819

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1999

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


    The enclosed proxy is solicited on behalf of the Board of Directors of Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 17, 1999 at 10:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii 96814. This proxy statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about May 26, 1999.


SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by the Company or its agents. No directors, officers or other regular employees will be paid any additional compensation for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 30, 1999, the Company had outstanding and entitled to vote 4,079,563 shares of Common Stock, the only outstanding class of securities entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote on all matters to be voted on at the Annual Meeting, except that stockholders will be entitled to cumulate their votes in the election of directors as further described below.

CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

    Pursuant to applicable provisions of Hawaii law, stockholders are entitled to cumulate their votes in the election of directors. In cumulative voting, stockholders are entitled to cast a total number of votes in the election of directors equal to the number of directors to be elected, multiplied by the number of shares held. Stockholders may either cast all such votes for one candidate or distribute such votes among the candidates in such proportion as they see fit.

    In order to exercise the right to cumulative voting, stockholders must deliver a written request therefor to any officer of the Company at least forty-eight (48) hours prior to the time of the Annual Meeting. In the event that any stockholder delivers such notice, all other stockholders will be entitled to cumulate their votes in the election of directors. The named proxies do not intend to give notice of an intent to cumulate votes in the election of directors, but they may elect to do so in the event of a contested election or any other unexpected circumstances. Discretionary authority to cumulate votes is being solicited hereby, including the authority to cumulate votes for such nominees as the named proxies see fit.

QUORUM

    A quorum must be present for any action to be taken on a voting matter at the Annual Meeting. The presence in person or by proxy of persons holding a majority of the shares of Common Stock outstanding and entitled to vote constitutes a quorum. Except in the election of directors, the affirmative vote of the majority of the shares present in person or by proxy will be required for the approval of all matters presented at the Annual Meeting. Directors will be elected by plurality vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of determining the presence of a quorum, but will not be counted for the purpose of determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 248 Mokauea Street, Honolulu, Hawaii 95819, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS


    Proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than January 25, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.


                                   PROPOSAL I
                             ELECTION OF DIRECTORS


    The Company's Articles of Incorporation authorize a Board of Directors consisting of not less than four (4) members, the exact number to be determined in accordance with the By-Laws. The number of directors is currently fixed at five (5). Accordingly, five (5) directors will be elected at the Annual Meeting. Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.



    It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the five (5) nominees listed below, unless contrary instructions are given. If cumulative voting is in effect at the Annual Meeting, the named proxies will cumulate votes for one or more of the nominees listed below in their discretion. All of the nominees listed below are currently directors of the Company. The Board of Directors has no reason to believe that any of the nominees listed below will be unable or will decline to serve. If, however, any nominee is unable or declines to serve, the persons named in the accompanying proxy reserve the right to vote the shares represented thereby in favor of the election of another person or persons nominated by the Board of Directors in his stead or, if no other person is so nominated, in favor of the remaining nominees.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

NOMINEES

    Set forth below is certain information, as of May 10, 1999, concerning the nominees for election as directors at the Annual Meeting:


NAME OF NOMINEE                                       AGE            POSITION WITH THE COMPANY           DIRECTOR SINCE
------------------------------------------------      ---      --------------------------------------  ------------------
Marcus Bender...................................          50   President, Chief Executive Officer      September 1994
                                                                 and Director

Brian Barbata...................................          53   Secretary and Director                  September 1994

Keijiro Sorimachi...............................          39   Director                                August 1998

Michael Chagami.................................          46   Director                                August 1996

Michael Iscove..................................          48   Director                                May 1999


    Mr. Bender has been President, Chief Executive Officer and a director of the Company since its formation in September 1994. He has also been President of Hawaii Brewery Development Co., Inc. ("HBDC"), an inactive brewery company, since its formation in 1986, and President and sole owner of Bender Consulting, Inc. ("BCI"), since its formation in March 1990. BCI provides consulting services with respect to the import and export of beverage dispensing equipment. Mr. Bender has been involved in the beverage industry in Hawaii since 1981, when he founded South Pacific Beverages, Ltd. for the purpose of importing and distributing Hinano Beer from Tahiti.

    Mr. Barbata has been Secretary and a director of the Company since its formation in September 1994. He has also been Vice President of HBDC since its formation in 1986. Mr. Barbata is President and a stockholder of Inter Island Petroleum, Inc., a Hawaii petroleum distributor. Prior to founding Inter Island Petroleum in 1988, he served in various management capacities for eight years with Pacific Resources, Inc., a major oil refining and distributing company in Hawaii. Mr. Barbata is also a director of other privately held companies based in Hawaii.

    Mr. Sorimachi has been a director of the Company since August 1998, when he was elected by the directors then in office to fill a vacancy created by the resignation of John Mayo. Mr. Sorimachi has been president and chief executive officer of Toyama Hawaii Corporation, a real estate developer and manager of visitor attractions in Hawaii, since 1990. He has also been president and director of Toyama International Japan, an affiliated company, since 1994.

    Mr. Chagami has been a director of the Company since August 1996. He has been Treasurer of HSC, Inc., a holding company with interests in automobile dealerships, shopping centers and financial services in Hawaii, for more than five years. HSC, Inc. is a principal stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below.


    Mr. Iscove has been a director of the Company since May 1999. Since June 1995, he has served as the Chairman, President and Chief Executive Officer of Sirius Corporate Finance Inc., a consulting firm providing strategic planning, corporate finance, restructuring and mergers and acquisition support. From April 1986 until founding Sirius, Mr. Iscove was the President of Creative Fusion, Inc., a consulting firm. Mr. Iscove has also been a director of The Producers Entertainment Group Ltd. since October 1997. Pursuant to the Underwriting Agreement between the Company and Joseph Stevens & Company, Inc. ("Joseph Stevens"), the Company has agreed, at the request of Joseph Stevens, to use its best efforts to cause one person designated by Joseph Stevens to be elected to the Board of Directors. Joseph Stevens so designated Mr. Iscove in May 1999.


BOARD COMMITTEES AND MEETINGS


    The Board maintains an Audit Committee and a Compensation Committee. The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the selection of independent accountants; and receives and considers the accountants' comments with respect to the adequacy of internal controls and staff and management performance and procedures in connection with financial reporting. The Audit Committee is composed of two (2) non-employee directors, currently Messrs. Barbata and Chagami. The Compensation Committee monitors the Company's management compensation program and recommends to the Board discretionary compensation awards, including bonus compensation and stock option grants and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two (2) non-employee directors, currently Messrs. Barbata and Chagami.


    During the fiscal year ended December 31, 1998, the Board of Directors held eleven (11) meetings; the Audit Committee met three (3) times, and the Compensation Committee met once. Each incumbent director, except Mr. Sorimachi, attended at least 75% of the aggregate of all Board meetings and meetings of committees of the Board on which he served.

                                   MANAGEMENT


    Set forth below is certain information, as of May 10, 1999, concerning the current executive officers of the Company. All officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors or executive officers.


NAME OF OFFICER                                       AGE                      POSITION WITH THE COMPANY
------------------------------------------------      ---      ----------------------------------------------------------
Marcus Bender...................................          50   President and Chief Executive Officer
Brian Barbata...................................          53   Secretary
David K. Laeha..................................          39   Treasurer and Chief Financial Officer
Raymond M. Riss.................................          55   Executive Vice President--Sales and Marketing
Anthony R. Persson..............................          40   Vice President--Operations
Tate Robinson...................................          51   Vice President--Administration

    Mr. Bender has been President and Chief Executive Officer of the Company since its formation in September 1994. See "Election of Directors--Nominees" above.

    Mr. Barbata has been Secretary of the Company since its formation in September 1994. See "Election of Directors--Nominees" above.

    Mr. Laeha has been Treasurer and Chief Financial Officer of the Company since September 1997. From November 1996 until joining the Company, he served as Vice President--Finance and Secretary of Hooven Direct Marketing, a marketing/distribution company based in Los Angeles. From September 1994 through October 1996, he served as an audit/tax consultant for Arthur Andersen LLP, Los Angeles office. Prior thereto, he was the Accounting/Benefits Manager for CADAM, a subsidiary of IBM Corporation based in Los Angeles. Mr. Laeha is a certified public accountant. He received his MBA degree from USC in 1991.

    Mr. Riss has been Executive Vice President--Sales and Marketing of the Company since February 1998. From July 1996 until his election as an officer of the Company, Mr. Riss served as a marketing consultant to the Company. From April 1993 through April 1996, he served as Executive Vice President-- Marketing and Sales of Mauna Loa Macadamia Nut Co., Honolulu, Hawaii. Prior thereto, he served in various management positions with Borden, Inc., Columbus, Ohio, for fourteen (14) years. Prior to joining Borden, Inc., he served as a Group Marketing Manager for E & J Gallo Winery for approximately two and one-half
(2 1/2) years.

    Mr. Persson has been Vice President--Operations of the Company since April 1998. From 1995 until joining the Company, he served as the Plant Manager for the Poland Springs bottling facility in Boston, Massachusetts. Prior thereto, he served in various operations management positions for a bottling division of The Coca-Cola Bottling Company of New York, Inc. for approximately eight (8) years, including two (2) years as Operations Manager. Mr. Persson has over twenty (20) years experience as an operations manager.

    Mr. Robinson has been Vice President--Administration of the Company since its formation in September 1994. Mr. Robinson was instrumental in the design and retrofitting of the Company's bottling facility. His duties currently include supervision of the Company's compliance with governmental regulations, including those relating to the import of the Company's product into foreign territories. Prior to joining the Company, Mr. Robinson was Vice President--Operations of HBDC and Vice President-- Operations of Hawaiian Water Partners, an inactive partnership formed for the purpose of distributing sparkling natural water in Hawaii, for more than five years.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information with respect to the compensation paid or accrued by the Company to its Chief Executive Officer for services rendered to the Company during the fiscal years ended December 31, 1998, 1997 and 1996, respectively. No other executive officer received compensation in excess of $100,000 in any such year.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                      ANNUAL COMPENSATION            -------------
                                            ---------------------------------------   SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR        SALARY        BONUS    COMPENSATION      OPTIONS
-------------------------------  ---------  -------------  ---------  -------------  -------------
Marcus Bender                         1998  $  150,000           (1)   $  35,002(2)       --
  President and Chief                 1997  $  150,000           (1)   $  14,777(3)       --
  Executive Officer                   1996  $  126,250(4)        (1)       --           150,000(5)

------------------------

(1) Pursuant to his employment agreement with the Company entered into in October 1996, Mr. Bender is entitled to receive an annual bonus of up to $100,000 in the event that the Company meets certain performance goals to be established by the Board of Directors. No bonus was awarded to Mr. Bender for 1998, 1997 or 1996. See "Employment Agreement" below.

(2) Includes $19,897 in vacation pay, $8,450 in allowance for automobile expenses and insurance and $6,655 in medical insurance coverage for Mr. Bender and his family.

(3) Includes $8,450 in allowance for automobile expenses and insurance and $6,327 in medical insurance coverage for Mr. Bender and his family.

(4) As of October 10, 1996, Mr. Bender's salary was increased from the annual rate of $120,000 to $150,000.

(5) Subject to the vesting provisions hereinafter described, the options may be exercised at any time prior to October 10, 2001, at an exercise price of $4.00 per share (subject to adjustment in the event of stock splits, stock dividends and the like). Fifty thousand (50,000) of these options vest on each of the first, second and third anniversaries of the effective date of the employment agreement described below, provided that such employment agreement has not then been terminated for any reason; provided, however, that if the employment agreement is terminated by the Company other than For Cause (as defined) or as a result of death or disability, any then unvested options shall thereupon vest in full. As of December 31, 1998, an aggregate of 100,000 of these options had become vested. None of these options have been exercised.

    FISCAL YEAR-END OPTION VALUES. The following table sets forth information with respect to options to purchase Common Stock of the Company held by the Chief Executive Officer at December 31, 1998. No options were granted by the Company to, or were exercised by, the Chief Executive Officer during such fiscal year.

                                          NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                         OPTIONS HELD AT DECEMBER      IN-THE-MONEY OPTIONS AT
                                                 31, 1998                 DECEMBER 31, 1998
                                        --------------------------  ------------------------------
NAME                                    EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
--------------------------------------  -----------  -------------  -------------  ---------------
Marcus Bender ........................     100,000        50,000           --(1)           --(1)
  President and Chief
  Executive Officer

------------------------

(1) Options are "in-the-money" if the fair market value per share of Common Stock exceeds the exercise price per share of such options. All of the options held by Mr. Bender are exercisable at an exercise price of $4.00 per share (subject to adjustment in the event of stock splits, stock dividends and the like). None of such options were in-the-money at December 31, 1998.

    EMPLOYMENT AGREEMENT. Effective as of October 10, 1996, the Company entered into an employment agreement with Marcus Bender, pursuant to which Mr. Bender is employed as the Company's President and Chief Executive Officer for a five year term. Pursuant to this employment agreement, Mr. Bender is entitled to receive salary at an initial annual rate of $150,000, plus up to $100,000 in annual bonus compensation in the event that the Company meets certain performance goals to be established by the Board of Directors. The Company has also granted Mr. Bender options to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $4.00 per share (subject to adjustment), subject to certain vesting requirements over the first three years of the employment term. One hundred thousand (100,000) of these options are currently vested. Mr. Bender has agreed to devote his full working time and best efforts to the performance of his duties on behalf of the Company. Mr. Bender has agreed not to compete with the Company in the sale of natural water for a period of two years following termination of the employment agreement.

    COMPENSATION OF DIRECTORS. Prior to October 1998, directors of the Company received no compensation for service on the Board of Directors or any committee thereof. In August 1998, the Board adopted a policy of compensating non-employee directors for such service, through the grant of options to purchase 300 shares of Common Stock for each Board meeting attended. Options to purchase an aggregate of 300 shares of Common Stock were granted to each of Messrs. Barbata, Chagami and Sorimachi during 1998. Options to purchase an additional 900 shares have been granted to each of Messrs. Barbata and Chagami and 300 to Mr. Sorimachi as of May 10, 1999. Such options are fully vested on the date of grant and are exercisable for five years at an exercise price of $4.00 per share. Employees of the Company who are also directors do not receive options as compensation for such service. All directors are entitled to be reimbursed by the Company for their expenses in connection with attendance at Board or committee meetings.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and officers and persons who own more than 10% of the Company's Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely upon its review of such forms, the Company believes that Mr. Sorimachi filed his initial report of beneficial ownership on Form 3 late.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock, as of May 10, 1999, by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, the only class of the Company's outstanding voting securities, (ii) each director and executive officer of the Company who owns any shares of Common Stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                                                            AMOUNT AND NATURE OF
                                                                                 BENEFICIAL
NAME AND ADDRESS(1)                                                             OWNERSHIP(2)       PERCENT OF CLASS
-------------------------------------------------------------------------  ----------------------  -----------------
Amro International, S.A.(3) .............................................  250,000 (Direct)                  5.8
  c/o Ultra Finanz
  26 Grossmunster Platz
  Zurich CH8022, Switzerland
Hawaii Brewery Development Co., Inc.(4)..................................  729,264 (Direct)                 17.9
HSC, Inc.(5) ............................................................  424,056 (Direct)                 10.4
  345 Kekuanoa Street
  Hilo, HI 96721
Marcus Bender(4).........................................................  829,264 (Indirect)               19.8
Brian Barbata(4).........................................................  730,464 (Indirect)               17.9
Richard Henderson(5) ....................................................  424,056 (Indirect)               10.4
  c/o HSC, Inc.
  345 Kekuanoa Street
  Hilo, HI 96721
Michael Chagami(6).......................................................  425,256 (Indirect)               10.4
Keijiro Sorimachi(7).....................................................  119,690 (Direct)                  2.9
Raymond M. Riss(8).......................................................  32,500 (Direct)                   < 1
David K. Laeha(9)........................................................  25,000 (Direct)                   < 1
Anthony R. Persson(10)...................................................  20,000 (Direct)                   < 1
Tate Robinson(11)........................................................  10,000 (Direct)                   < 1
All directors and executive officers as a group (9 persons)(12) .........  1,462,910                        34.3


------------------------

 (1) Except as otherwise indicated, the address of each stockholder listed above is c/o Hawaiian Natural Water Company, Inc., 248 Mokauea Street, Honolulu, Hawaii 96819.

 (2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.


 (3) Amro International, S.A. ("Amro") is an investment account managed by Ultra Finanz, a Swiss investment management company. The sole authorized signatories at Ultra Finanz responsible for the Amro account are H.U. Bachofen and Michael Klee. Ultra Finanz and Messrs. Bachofen and Klee may be deemed to be the beneficial owners of the shares held by Amro. As of May 10, 1999, Amro was the owner of 750 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred"). Such shares of Series A Preferred were convertible as of such date into an aggregate of 250,000 shares of Common Stock. The number of Common shares issuable upon conversion of the Series A Preferred could vary depending upon market conditions. See Proposal II below.

 (4) Hawaii Brewery Development Co., Inc. ("HBDC") is owned 50% by Marcus Bender and 50% by Brian Barbata. Messrs. Bender and Barbata are directors and Mr. Bender is an executive officer of the Company. Each of Messrs. Bender and Barbata may be deemed the beneficial owner of the shares held by HBDC. Other than through HBDC, neither of Messrs. Bender and Barbata beneficially owns any Common Stock of the Company, except that Mr. Bender holds directly currently exercisable options to purchase 100,000 shares, and Mr. Barbata holds directly currently exercisable options to purchase 1,200 shares.

 (5) HSC, Inc. ("HSC") is majority owned by Richard Henderson. Mr. Henderson may be deemed the beneficial owner of the shares held by HSC. Other than through HSC, Mr. Henderson does not own any Common Stock of the Company.

 (6) As a director of HSC, Mr. Chagami shares the power to vote and dispose of the shares of Common Stock of the Company held by HSC. Therefore, he may be deemed the beneficial owner of these shares. Other than through HSC, Mr. Chagami does not own any shares of Common Stock of the Company, except that Mr. Chagami holds directly currently exercisable options to purchase 1,200 shares. Mr. Chagami disclaims beneficial ownership of any shares of Common Stock of the Company held by HSC.

 (7) Includes currently exercisable options to purchase 600 shares.

 (8) Mr. Riss holds currently exercisable options to purchase 32,500 shares.

 (9) Mr. Laeha holds currently exercisable options to purchase 25,000 shares.

(10) Mr. Persson holds currently exercisable options to purchase 20,000 shares.

(11) Mr. Robinson holds currently exercisable options to purchase 10,000 shares.

(12) Includes currently exercisable options to purchase an aggregate of 190,500 shares held by five executive officers and three non-employee directors of the Company.

                              CERTAIN TRANSACTIONS

    The Company's bottling facility and surrounding property, including the water source and pumping equipment, are leased from Hawaii Brewery Development Co., Inc. ("HBDC") pursuant to a long-term lease agreement (the "Lease"). HBDC is jointly owned by Marcus Bender and Brian Barbata. Mr. Bender is the President and Chief Executive Officer and a director of the Company, and Mr. Barbata is the Secretary and a director of the Company. The Lease provides for an initial term of fifty (50) years commencing October 1, 1994, which may be extended by the Company for an additional fifty (50) years. The Lease requires the Company to pay rent to HBDC on a monthly basis at a rate equal to the greater of (i) a certain base rent (the "Base Rent"), or (ii) 2% of the Company's net revenues (as defined). Since October 1996, the Base Rent has been $5,000 per month. The Company paid HBDC an aggregate of $60,000 in rent pursuant to the Lease in each of 1998 and 1997. In 1998, the Company made leasehold improvements to the leased property in an aggregate amount of approximately $66,000. The Company also purchased from HBDC two stainless steel storage tanks for use in the Company's bottling facility for an aggregate of $9,000.

    In December 1995, the Company entered into a Blow Molding Agreement with Bottles Packaging, Inc. ("BPI"), a California bottle manufacturer, pursuant to which BPI agreed to manufacture bottles for the Company using equipment owned by BPI but installed at the Company's bottling facility. The Company's bottle purchases pursuant to the Blow Molding Agreement aggregated approximately $400,000 in 1997. In September 1997, the Company purchased the bottling equipment subject to the Blow Molding Agreement from BPI. The purchase agreement provides for a purchase price of $1,200,000, of which $375,000 was paid in cash on or before the closing and the balance of which was payable in installments over five years. The Company paid BPI an aggregate of $165,000 and $41,250 (including principal and interest) in installment payments in 1998 and 1997, respectively. Nathan Keller, the chief financial officer of BPI, was a director of the Company from July 1996 until March 1998.

    During 1997, Mr. Keller was engaged to provide consulting services in connection with equipment purchases and plant design at the Company's bottling facility. The Company paid Mr. Keller an aggregate of $18,000 for these services.

    In July 1996, the Company entered into a one year agreement with com.com. Inc., pursuant to which com.com Inc. was engaged to advise the Company on branding strategy and advertising support. This agreement, which provided for a fee of $5,000 per month, terminated by its terms in July 1997, and was not renewed. Alexander Brody, a director of the Company from August 1996 through February 1998, is Managing Partner of com.com, Inc.

    Management believes that each of the transactions described above was effected on terms no less favorable to the Company than would have been available from unaffiliated third parties.

                                  PROPOSAL II
             TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON
           CONVERSION OF, OR AS DIVIDENDS ON, THE SERIES A PREFERRED

BACKGROUND

    In March 1999, the Company entered into a Convertible Preferred Shares and Warrant Purchase Agreement (the "Purchase Agreement") with Amro International, S.A. (the "Investor"). Pursuant to the Purchase Agreement, the Investor purchased 750 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") for $750,000 and agreed to purchase an additional 500 shares for $500,000 (the "Second Installment"), subject to certain conditions. The Second Installment has not yet been received. The Company also issued to the Investor a warrant (the "Warrant") to purchase 100,000 shares of Common Stock, exercisable for three years at an exercise price of $3.625 per share, subject to adjustment in certain circumstances.

    This transaction was effected in accordance with Hawaii law and pursuant to the authority conferred upon the Board of Directors by the Company's Articles of Incorporation. A Statement of Issuance was filed with the Hawaii Department of Commerce and Consumer Affairs, amending the Company's Articles of Incorporation to include the terms of the Series A Preferred.

THE SERIES A PREFERRED

    DIVIDENDS. The Series A Preferred is entitled to cumulative dividends at the annual rate of 4%, payable quarterly, commencing May 31, 1999. These dividends may be paid either in cash or in shares of Common Stock, at the election of the Company. Shares of Common Stock issued as dividends will be valued at the Market Price on the corresponding dividend payment date. The Market Price is defined as the average of the three lowest closing bid prices, as reported by Bloomberg L.P., on the principal market for the Company's Common Stock during the period of 22 consecutive trading days ending with the last trading day prior to the date of determination. The principal market for the Company's Common Stock is currently the Nasdaq SmallCap Market.

    CONVERSION. The Series A Preferred is convertible into Common Stock, from time to time, at the election of the holder. The 750 outstanding shares are currently convertible at $3.00 per share into an aggregate of 250,000 shares of Common Stock. Upon completion of the Second Installment, the Series A Preferred will become convertible at a variable Conversion Price (as defined below). Twenty-five percent (25%) of the outstanding shares of Series A Preferred (312.5 shares) will be so convertible, commencing June 1, 1999. Thereafter, the balance of the outstanding shares will become so convertible in increments, on a cumulative basis, such that all of the Series A Preferred will be convertible into Common Stock at a variable Conversion Price on and after August 29, 1999. The Company may require all (but not less than all) the holders of any shares of Series A Preferred outstanding on or after March 1, 2001, to convert such shares into Common Stock, or at the Company's option, may repurchase such shares at the then effective Conversion Price. The Conversion Price is defined as a variable price per share equal to the lesser of (i) $4.00, or (ii) 80% of the Market Price (as defined above) measured as of each applicable date of conversion; provided that, until June 1, 1999, the Conversion Price may not be less than $2.90. The number of shares issuable upon conversion will be determined by dividing the Stated Value ($1,000 per share) of the shares of Series A Preferred tendered for conversion by the then effective Conversion Price.


    Since the Conversion Price will vary based upon changes in the Market Price of the underlying Common Stock, the exact number of Common shares issuable upon conversion cannot be determined in advance. On May 24, 1999, the Market Price of the Common Stock was $ 39/64; and the Conversion Price was $ 31/64
($ 39/64X80%). If all of the Series A Preferred had been converted on this date, the number of Common shares issuable would have been 1,548,387, or approximately 38% of the outstanding shares on the date of initial issuance of the Series A Preferred (the "Initial Issuance Date"). The actual number of Common shares issuable upon conversion could be even higher, depending upon the Market Price at the time of conversion.


    To date, no shares of Series A Preferred have been converted.

STOCKHOLDER VOTE REQUIRED

    The terms of the Series A Preferred provide that, unless stockholder approval has previously been obtained, no Common shares may be issued upon conversion of the Series A Preferred if such issuance, together with all prior issuances upon (i) conversion of the Series A Preferred, (ii) payment of dividends on the Series A Preferred in shares of Common Stock, and (iii) exercise of the Warrant would, on a cumulative basis, exceed 19.9% (approximately 812,000 shares) of the number of shares of Common Stock outstanding on the Initial Issuance Date. The Company has agreed to submit the matter to a stockholder vote at the Annual Meeting. If stockholder approval is not obtained, the Company will be required to repurchase any shares of Series A Preferred surrendered for conversion in cash, at the then effective

Conversion Price, to the extent that the conversion of such shares would otherwise cause the 19.9% threshold described above to be exceeded.

    The Company is unable to predict whether any conversion of the Series A Preferred will cause the 19.9% threshold to be exceeded, since this depends entirely upon future market conditions. However, the Board believes that, if this threshold were exceeded, the required redemption of conversion shares in cash would be detrimental to the Company. The Company currently has limited capital resources, which the Board believes would be better used in the development of the Company's business. THEREFORE, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL. All of the directors of the Company have previously agreed to vote, or to cause their affiliates who own shares of Common Stock to vote, in favor of this proposal.

                                  PROPOSAL III
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. Arthur Andersen LLP has audited the Company's financial statements since September 1994. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification in order to obtain the views of stockholders regarding such selection. If the stockholders fail to ratify the selection of Arthur Andersen LLP, the Board will reconsider its selection. Even if this selection is ratified, the Board, in its discretion, may direct the appointment of different independent accountants at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF INDEPENDENT
                                  ACCOUNTANTS.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for action at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                      HAWAIIAN NATURAL WATER COMPANY, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Marcus Bender and Brian Barbata, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hawaiian Natural Water Company, Inc. (the "Company") to be held Thursday, June 17, 1999, at 10:00 a.m. at the Honolulu Club, 932 Ward Avenue, Honolulu, Hawaii, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

    1.  PROPOSAL 1 -- To elect five directors.

        Marcus Bender, Brian Barbata, Keijiro Sorimachi, Michael Chagami, Michael Iscove

                    / /  FOR all nominees                      / /  WITHHELD from all nominees
                    / /  FOR, except vote withheld from the following nominees:

    2. PROPOSAL 2 -- Approval of the issuance of an indefinite number of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock.

                    / /  FOR              / /  AGAINST              / /  ABSTAIN

    3. PROPOSAL 3 -- Ratification of Arthur Andersen LLP as independent accountants.

                    / /  FOR              / /  AGAINST              / /  ABSTAIN

    4. In their discretion on any other business that may properly come before the Meeting and any adjournments.

                         / /  FOR              / /  WITHHELD

                           (Please sign on reverse.)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM
(2) OR (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4) UNLESS THE BOX LABELED "WITHHELD" IS CHECKED. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy
Statement, dated May   , 1999, is hereby acknowledged.
                                              Dated: _____________________, 1999
                                              __________________________________

                                                (Signature of Stockholder(s))

                                              (Joint owners must EACH sign.
                                              Please sign EXACTLY as your
                                              name(s) appear(s) on this card.
                                              When signing as attorney, trustee,
                                              executor, administrator, guardian
                                              or corporate officer, please give
                                              your FULL title.)